TIMKEN

Timken Reports First-Quarter 2017 Results;
Raises Full-Year Outlook

•	Reports sales of $704 million in the first quarter, up almost 3% from the same period last year

•	Generates earnings per diluted share of $0.48 on a GAAP basis, with adjusted earnings per diluted share of $0.55

•	Raises 2017 outlook; now expects 2017 GAAP earnings of $2.15 to $2.25 per diluted share and adjusted earnings of $2.35 to $2.45 per diluted share

NORTH CANTON, Ohio, April 26, 2017 - The Timken Company (NYSE: TKR; www.timken.com), a global leader in bearings and mechanical power transmission products, today reported first-quarter 2017 sales of $703.8 million, up 2.9 percent from the same period a year ago. The results reflect increased industrial distribution and off-highway demand, as well as the benefit of acquisitions, partially offset by lower rail, wind energy and aerospace shipments.

In the first quarter, Timken posted net income of $38.2 million or $0.48 per diluted share, versus net income of $65.9 million or $0.82 per diluted share for the same period a year ago. The year-ago period included CDSOA Represents funds received by the company under the U.S. Continued Dumping and Subsidy Offset Act (CDSOA). income of approximately $31 million after-tax. The year-over-year change in net income also reflects the impact of higher volume, improved manufacturing performance and lower restructuring charges, partially offset by unfavorable price/mix and a pension mark-to-market remeasurement charge in the quarter.

Excluding special items (detailed in the attached tables), adjusted net income in the first quarter of 2017 was $43.7 million or $0.55 per diluted share, up from $39.9 million or $0.50 per diluted share for the same period in 2016. The increase in adjusted net income reflects the impact of higher volume and improved manufacturing performance, partially offset by unfavorable price/mix. The company generated cash from operations of $46.7 million and free cash flow of $27.4 million in the first quarter.

“We had a solid start to the year, with stronger demand in sectors like industrial distribution and off-highway,” said Richard G. Kyle, Timken president and chief executive officer. “We responded well to the increase in demand, improved operating margins and generated solid cash flow, while continuing to advance our strategy across the globe.”

Recently, the company:

•
Added to its mechanical power transmission product portfolio with the acquisition of Torsion Control Products, Inc., a manufacturer of engineered torsional couplings, which complements the Lovejoy acquisition made last year; and

•	Returned $28 million in capital to shareholders in the first quarter through the repurchase of 185,000 shares and the payment of its 379th consecutive quarterly dividend.

First-Quarter Segment Results

Mobile Industries reported first-quarter sales of $383 million, roughly flat compared to the same period a year ago, with increased demand in the mining and agriculture sectors offset by softness in rail and aerospace.

Earnings before interest and taxes (EBIT) in the quarter were $30.8 million or 8 percent of sales, compared with EBIT of $32 million or 8.4 percent of sales for the same period a year ago. The decrease in EBIT primarily reflects unfavorable price/mix in the quarter partially offset by favorable currency.

Excluding special items (detailed in the attached tables), adjusted EBIT in the quarter was $36.6 million or 9.6 percent of sales, compared with $37.7 million or 9.8 percent of sales in the first quarter last year.

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TIMKEN

Process Industries sales of $320.8 million for the first quarter were up 6.6 percent from the same period a year ago, driven primarily by increased industrial distribution demand, higher marine revenue and the benefit of acquisitions, partially offset by lower revenue in wind energy and services.

EBIT for the quarter was $43 million or 13.4 percent of sales, compared with EBIT of $33.8 million or 11.2 percent of sales for the same period a year ago. The increase in EBIT was driven by the impact of higher volume, improved manufacturing performance, lower SG&A expenses and the benefit of acquisitions, partially offset by unfavorable price/mix. In addition to these operating factors, year-on-year results were also impacted by lower restructuring charges in the quarter.

Excluding special items (detailed in the attached tables), adjusted EBIT in the quarter was $44.2 million or 13.8 percent of sales, compared with $37.4 million or 12.4 percent of sales in the first quarter last year.

2017 Outlook

“Encouraged by our start to the year, we are raising our revenue and earnings outlook, with the expectation that markets sustain their recent improvements,” said Kyle. “We are confident in our ability to generate solid bottom-line growth in 2017.”

The company now expects 2017 revenue to be up 5 to 6 percent in total versus 2016. Within its segments, the company estimates full-year 2017:

•
Mobile Industries' sales to be up 2-3 percent, driven primarily by improved demand in the off-highway and heavy truck sectors and the benefit of acquisitions, partially offset by continued weakness in the rail sector.

•	Process Industries' sales to be up 9-10 percent, reflecting growth across most end-market sectors and the benefit of acquisitions, offset partially by unfavorable currency.

Timken now anticipates 2017 earnings per diluted share to range from $2.15 to $2.25 for the full year on a GAAP basis, which does not include the impact of any potential mark-to-market pension remeasurement adjustments in the fourth quarter.

The company expects 2017 adjusted earnings per diluted share to range from $2.35 to $2.45.

Recast of 2016 Earnings for Change in Accounting Principle

In the first quarter of 2017, Timken implemented a change in accounting principle for pension and OPEB costs. Prior to 2017, the Company amortized actuarial gains and losses into earnings over time. Under the new principle, the company will recognize actuarial gains and losses as a mark-to-market remeasurement gain or loss when they occur rather than amortizing them to earnings over time. In addition, the Company has changed its accounting policy for measuring the market-related value of plan assets from a calculated amount (based on a smoothing of asset returns) to fair value. As a result of these changes, 2016 earnings have been recast to make the company’s results comparable year-over-year. First-quarter 2016 earnings have been recast from $0.78 to $0.82 per diluted share. First-quarter 2016 adjusted earnings have been recast from $0.46 to $0.50 per diluted share. More information on the 2016 impact of this change in accounting principle can be found in the Form 8-K filed by the company on April 24, 2017.

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TIMKEN

Conference Call Information

Timken will host a conference call today at 11 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:            Wednesday, April 26, 2017
11:00 a.m. Eastern Time
Live Dial-In: 877-545-1407 or 719-325-4795
(Call in 10 minutes prior to be included.)
Conference ID: Timken’s 1Q Earnings Call

Conference Call Replay:        Replay Dial-In available through May 10, 2017:
888-203-1112 or 719-457-0820
Replay Passcode: 1748373

Live Webcast:            http://investors.timken.com

About The Timken Company
The Timken Company (NYSE: TKR; www.timken.com) engineers, manufactures and markets bearings, gear drives, belts, chain, couplings, and related products, and offers a spectrum of powertrain rebuild and repair services. The leading authority on tapered roller bearings, Timken today applies its deep knowledge of metallurgy, tribology and mechanical power transmission across a variety of bearings and related systems to improve reliability and efficiency of machinery and equipment all around the world. The company's growing product and services portfolio features many strong industrial brands including Timken®, Fafnir®, Philadelphia Gear®, Drives®, Lovejoy® and Interlube™. Known for its quality products and collaborative technical sales model, Timken posted $2.7 billion in sales in 2016. With more than 14,000 employees operating from 28 countries, Timken makes the world more productive and keeps industry in motion.

Certain statements in this release (including statements regarding the company's forecasts, estimates plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading "Outlook," are forward-looking.
The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the first quarter of 2017; the company's ability to respond to the changes in its end markets that could affect demand for the company's products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in raw material and energy costs; the impact of changes to the company's accounting methods; weakness in global or regional economic conditions and capital markets; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company's pension obligations due to changes in interest rates, investment performance and other tactics designed to reduce risk; the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, and capital investments; and retention of U.S. Continued Dumping and Subsidy Offset Act distributions. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2016, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
###
Media Relations:
234.262.3514
mediarelations@timken.com

Investor Relations:
Jason Hershiser
234.262.7101
jason.hershiser@timken.com

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TIMKEN

The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in millions, except per share data)	Three Months Ended March 31,
	2017	2016

Net sales	$703.8	$684.0
Cost of products sold	523.3	500.9
Gross Profit	180.5	183.1
Selling, general & administrative expenses	119.6	117.3
Impairment and restructuring charges	1.7	10.5
Operating Income	59.2	55.3
Continued Dumping and Subsidy Offset Act income, net(1)	—	47.7
Other income, net	1.7	—
Earnings Before Interest and Taxes (EBIT)(2)	60.9	103.0
Interest expense, net	(7.3)	(8.1)
Income Before Income Taxes	53.6	94.9
Provision for income taxes	15.5	29.1
Net Income	38.1	65.8
Less: Net loss attributable to noncontrolling interest	(0.1)	(0.1)
Net Income Attributable to The Timken Company	$38.2	$65.9

Net Income per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings per share	$0.49	$0.83

Diluted Earnings per share	$0.48	$0.82

Average Shares Outstanding	77,731,793	79,769,761
Average Shares Outstanding - assuming dilution	78,893,954	80,437,533

(1) U.S. Continued Dumping and Subsidy Offset Act ("CDSOA") income, net, represents the amount of funds received by the Company from monies collected by U.S. Customs and Border Protection ("U.S. Customs") on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

(2) EBIT is a non-GAAP measure defined as operating income plus other income (expense). EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company's core operations.

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TIMKEN

BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended March 31,
(Dollars in millions)	2017	2016

Mobile Industries
Net sales	$383.0	$383.2
Earnings before interest and taxes (EBIT) (1)	$30.8	$32.0
EBIT Margin (1)	8.0%	8.4%

Process Industries
Net sales	$320.8	$300.8
Earnings before interest and taxes (EBIT) (1)	$43.0	$33.8
EBIT Margin (1)	13.4%	11.2%

Corporate expense	$(12.9)	$(10.5)
CDSOA income, net(2)	—	47.7

Consolidated
Net sales	$703.8	$684.0
Earnings (loss) before interest and taxes (EBIT) (1)	$60.9	$103.0
EBIT Margin (1)	8.7%	15.1%

(1) EBIT is a non-GAAP measure defined as operating income plus other income (expense). EBIT Margin is a non-GAAP measure defined as EBIT as a percentage of net sales. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.  Management believes that reporting EBIT and EBIT Margin is useful to investors as these measures are representative of the Company's core operations of the segments and Company, respectively.

(2) CDSOA income, net, represents the amount of funds received by the Company from monies collected by U.S. Customs on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

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TIMKEN

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in millions)	(Unaudited) March 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$129.5	$148.8
Restricted cash	2.9	2.7
Accounts receivable	492.7	438.0
Inventories, net	566.2	553.7
Other current assets	79.4	68.7
Total Current Assets	1,270.7	1,211.9
Property, plant and equipment, net	807.6	804.4
Goodwill and other intangible assets	622.6	628.5
Non-current pension assets	30.6	32.1
Other assets	84.1	86.3
Total Assets	$2,815.6	$2,763.2

LIABILITIES
Accounts payable	$226.6	$176.2
Short-term debt, including current portion of long-term debt	37.2	24.2
Income taxes	25.2	16.9
Accrued expenses	209.4	235.4
Total Current Liabilities	498.4	452.7

Long-term debt	600.1	635.0
Accrued pension cost	155.5	154.7
Accrued postretirement benefits cost	130.7	131.5
Other non-current liabilities	76.1	78.4
Total Liabilities	1,460.8	1,452.3

EQUITY
The Timken Company shareholders' equity	1,321.1	1,279.7
Noncontrolling Interest	33.7	31.2
Total Equity	1,354.8	1,310.9
Total Liabilities and Equity	$2,815.6	$2,763.2

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TIMKEN

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended March 31,
(Dollars in millions)	2017	2016
Cash Provided (Used)
OPERATING ACTIVITIES
Net income attributable to The Timken Company	$38.2	$65.9
Net loss attributable to noncontrolling interest	(0.1)	(0.1)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32.9	32.6
Impairment charges	—	2.6
CDSOA receivable	—	(48.1)
Pension and other postretirement expense	7.2	4.9
Pension and other postretirement benefit contributions and payments	(6.1)	(10.2)
Changes in operating assets and liabilities:
Accounts receivable	(50.3)	(4.9)
Inventories	(6.5)	(0.1)
Accounts payable	48.6	16.5
Accrued expenses	(28.4)	(30.3)
Income taxes	8.2	23.9
Other, net	3.0	(4.1)
Net Cash Provided by Operating Activities	$46.7	$48.6

INVESTING ACTIVITIES
Capital expenditures	$(19.3)	$(24.2)
Investments in short-term marketable securities, net	(6.8)	(0.5)
Other	(0.8)	0.1
Net Cash Used by Investing Activities	$(26.9)	$(24.6)

FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(20.3)	$(20.7)
Purchase of treasury shares	(8.1)	(35.0)
Proceeds from exercise of stock options	16.6	0.3
Shares surrendered for taxes	(8.2)	(1.5)
Net (payments) proceeds from credit facilities	(22.6)	31.2
Net payments from long-term debt	(0.3)	—
Other	(0.1)	4.8
Net Cash Used by Financing Activities	$(43.0)	$(20.9)
Effect of exchange rate changes on cash	3.9	4.6
(Decrease) Increase in Cash and Cash Equivalents	$(19.3)	$7.7
Cash and Cash Equivalents at Beginning of Period	148.8	129.6
Cash and Cash Equivalents at End of Period	$129.5	$137.3

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TIMKEN

Reconciliations of Adjusted Net Income to GAAP Net Income (Loss) and Adjusted Earnings Per Share to GAAP Earnings (Loss) Per Share:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes that non-GAAP measures of adjusted net income and adjusted diluted earnings per share are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting adjusted net income and adjusted diluted earnings per share is useful to investors as these measures are representative of the Company's core operations.

(Dollars in millions, except share data)	Three Months Ended March 31,
	2017	EPS	2016	EPS
Net Income Attributable to The Timken Company	$38.2	$0.48	$65.9	$0.82

Adjustments:(1)
Impairment and restructuring charges(2)	$4.6		$10.7
Acquisition related charges	0.1		—
Pension related charges(3)	4.4		1.2
CDSOA income, net(4)	—		(47.7)
Gain on dissolution of subsidiary	—		(1.4)
(Benefit) provision for income taxes(5)	(3.6)		11.2
Total Adjustments:	5.5	0.07	(26.0)	(0.32)
Adjusted Net Income from The Timken Company	$43.7	$0.55	$39.9	$0.50

(1) Adjustments are pre-tax, with net tax provision (benefit) listed separately.

(2) Impairment and restructuring charges, including items recorded in cost of products sold, related to plant closures, the rationalization of certain plants and severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(3) In 2017, pension related charges represent actuarial losses that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement. In 2016, pension related charges represent professional fees associated with the implementation of a group annuity contract.

(4) CDSOA income, net, represents the amount of funds received by the Company from monies collected by U.S. Customs on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

(5) Provision (benefit) for income taxes includes the net tax impact on pre-tax adjustments, the impact of discrete tax items recorded during the respective periods, as well as adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

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TIMKEN

Reconciliations of Adjusted Gross Profit to GAAP Gross Profit and Adjusted Gross Profit as a Percentage of Sales to GAAP Gross Profit as a Percentage of Sales:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes that non-GAAP measures of adjusted gross profit and adjusted gross profit margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting adjusted gross profit and adjusted gross profit margin are useful to investors as these measures are representative of the Company's core operations.

(Dollars in millions)	Three Months Ended March 31,
	2017	Percentage to Net Sales	2016	Percentage to Net Sales
Gross Profit	$180.5	25.6%	$183.1	26.8%

Adjustments:
Impairment and restructuring charges(1)	2.8	0.4%	0.2	—%
Acquisition related charge(2)	0.1	—%	—	—%
Pension related charges(3)	2.5	0.4%	—	—%
Total Adjustments:	$5.4	0.8%	$0.2	—%
Adjusted Gross Profit	$185.9	26.4%	$183.3	26.8%

(1) Impairment and restructuring charges related to plant closures and the rationalization of certain plants. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Acquisition related charges in 2017 relate to the acquisition of EDT Corp. ("EDT"), including one-time transaction costs.

(3) Pension related charges represent actuarial losses that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement.

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TIMKEN

Reconciliation of EBIT to GAAP Net Income (Loss), and EBIT Margin, After Adjustments, to Net Income (Loss) as a Percentage of Sales and EBIT, After Adjustments, to Net Income (Loss):
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes consolidated earnings (loss) before interest and taxes (EBIT) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income (loss) to consolidated EBIT. Management also believes that non-GAAP measures of adjusted EBIT and adjusted EBIT margin are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Three Months Ended March 31,
	2017	Percentage to Net Sales	2016	Percentage to Net Sales
Net Income	$38.1	5.4%	$65.8	9.6%

Provision for income taxes	15.5	2.2%	29.1	4.3%
Interest expense	7.9	1.1%	8.4	1.2%
Interest income	(0.6)	—%	(0.3)	—%
Consolidated EBIT	$60.9	8.7%	$103.0	15.1%

Adjustments:
Impairment and restructuring charges(1)	$4.6	0.6%	$10.7	1.5%
CDSOA income(2)	—	—%	(47.7)	(7.0)%
Acquisition related charges	0.1	—%	—	—%
Pension related charges(3)	4.4	0.6%	1.2	0.2%
Gain on dissolution of subsidiary	—	—%	(1.4)	(0.2)%
Total Adjustments	9.1	1.2%	(37.2)	(5.5)%
Adjusted EBIT	$70.0	9.9%	$65.8	9.6%

(1) Impairment and restructuring charges, including rationalization costs recorded in cost of products sold, related to plant closures, the rationalization of certain plants and severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes that these actions are not representative of the Company’s core operations.

(2) CDSOA income, net, represents the amount of funds received by the Company from monies collected by U.S. Customs on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

(3) In 2017, pension related charges represent actuarial losses that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement. In 2016, pension related charges represent professional fees associated with the implementation of a group annuity contract.

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TIMKEN

Reconciliation of segment EBIT Margin, After Adjustments, to segment EBIT as a Percentage of Sales and segment EBIT, After Adjustments, to segment EBIT:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance deemed useful to investors. Management believes that non-GAAP measures of adjusted EBIT and adjusted EBIT margin for the segments are useful to investors as they are representative of each segment's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

Mobile Industries
(Dollars in millions)	Three Months Ended March 31, 2017	Percentage to Net Sales	Three Months Ended March 31, 2016	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$30.8	8.0%	$32.0	8.4%

Impairment and restructuring charges (1)	4.0	1.1%	7.1	1.8%
Gain on dissolution of subsidiary	—	—%	$(1.4)	(0.4)%
Pension related charges(2)	1.8	0.5%	—	—%
Adjusted EBIT	$36.6	9.6%	$37.7	9.8%

Process Industries
(Dollars in millions)	Three Months Ended March 31, 2017	Percentage to Net Sales	Three Months Ended March 31, 2016	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$43.0	13.4%	$33.8	11.2%

Impairment and restructuring charges(1)	—	—%	3.6	1.2%
Acquisition related charges	0.1	—%	—	—%
Pension related charges(2)	1.1	0.4%	—	—%
Adjusted EBIT	$44.2	13.8%	$37.4	12.4%

(1) Impairment and restructuring charges, including rationalization costs recorded in cost of products sold, related to plant closures, the rationalization of certain plants and severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Pension related charges represent actuarial losses that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement.

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TIMKEN

Reconciliation of Total Debt to Net Debt and the Ratio of Net Debt to Capital to the Ratio of Total Debt to Capital:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position deemed useful to investors. Capital, used for the ratio of total debt to capital, is a non-GAAP measure defined as total debt plus total shareholders' equity. Capital, used for the ratio of net debt to capital, is a non-GAAP measure defined as total debt less cash, cash equivalents and restricted cash plus total shareholders' equity. Management believes Net Debt and the Ratio of Net Debt to Capital are important measures of the Company's financial position, due to the amount of cash and cash equivalents on hand.

(Dollars in millions)
	March 31, 2017	December 31, 2016
Short-term debt, including current portion of long-term debt	$37.2	$24.2
Long-term debt	600.1	635.0
Total Debt	$637.3	$659.2
Less: Cash, cash equivalents and restricted cash	(132.4)	(151.5)
Net Debt	$504.9	$507.7

Total equity	$1,354.8	$1,310.9

Ratio of Total Debt to Capital	32.0%	33.5%
Ratio of Net Debt to Capital	27.1%	27.9%

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is a non-GAAP measure that is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended March 31,
	2017	2016
Net cash provided by operating activities	$46.7	$48.6
Less: capital expenditures	(19.3)	(24.2)
Free cash flow	$27.4	$24.4

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TIMKEN

Reconciliation of Adjusted Earnings per Share to GAAP Earnings per Share for Full Year 2017 Outlook:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's outlook deemed useful to investors. Forecasted full year adjusted diluted earnings per share is an important financial measure that management believes is useful to investors as it is representative of the Company's expectation for the performance of its core business operations.

	Low End Earnings Per Share	High End Earnings Per Share
Forecasted full year GAAP diluted earnings per share	$2.15	$2.25

Forecasted Adjustments:
Impairment and restructuring charges (1)	0.15	0.15
Pension related charges (2)	0.05	0.05
Total Adjustments:	$0.20	$0.20
Forecasted full year adjusted diluted earnings per share	$2.35	$2.45

(1) Impairment and restructuring charges relate to severance and other cost reduction initiatives, net of tax.

(2)Pension related charges represent actuarial losses that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement.

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities for Full Year 2017 Outlook:
(Unaudited)
Forecasted full year free cash flow is a non-GAAP measure that is useful to investors because it is representative of the Company's expectation of cash that will be generated from operating activities and available for the execution of its business strategy.

(Dollars in Millions)		Free Cash Flow Outlook
Net cash provided by operating activities		$325.0
Less: capital expenditures		(115.0)
Free cash flow		$210.0

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